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                                                                  Exhibit 4.12






                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of January 16, 2004

                                 By and Between

                                  GENCORP INC.,

                                   as Issuer,

                                       and

                          DEUTSCHE BANK SECURITIES INC.
                          Wachovia CAPITAL MARKETS, LLC
                            scotia capital (usa) iNC.
                            BNY CAPITAL MARKETS, INC.
                            NATCITY INVESTMENTS, INC.
                           Wells Fargo SECURITIES, LLC

                              as Initial Purchasers

              4% Contingent Convertible Subordinated Notes Due 2024



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                                TABLE OF CONTENTS


1.    Definitions............................................................1

2.    Shelf Registration.....................................................4

3.    Liquidated Damages.....................................................6

4.    Registration Procedures................................................7

5.    Registration Expenses.................................................13

6.    Indemnification.......................................................14

7.    Rules 144 and 144A....................................................17

8.    Underwritten Registrations............................................17

9.    Miscellaneous.........................................................18



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                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is dated as of January 16, 2004, by and among GENCORP INC., an Ohio corporation (the "Company"), Deutsche Bank Securities Inc. ("DBSI"), Wachovia Capital Markets, LLC ("Wachovia"), Scotia Capital (USA) Inc. ("Scotia Capital"), BNY Capital Markets, LLC ("BNY"), NatCity Investments, Inc. ("NatCity"), and Wells Fargo Securities, LLC ("Wells Fargo") (DBSI, Wachovia, Scotia Capital, BNY, NatCity and Wells Fargo, individually, an "Initial Purchaser" and together, the "Initial Purchasers").

         This Agreement is entered into in connection with the Purchase Agreement, dated as of January 12, 2004 (the "Purchase Agreement"), by and between the Company and DBSI, as Representative of the Initial Purchasers (in such capacity, the "Representative"), which provides for the sale by the Company to the Initial Purchasers of $100,000,000 aggregate principal amount of the Company's 4% Contingent Convertible Subordinated Notes Due 2024 (the "Firm Notes"), which are convertible into Common Stock of the Company, par value $0.10 per share (the "Underlying Shares"), plus up to an additional $25,000,000 aggregate principal amount of the same which DBSI may subsequently elect to purchase pursuant to the terms of the Purchase Agreement (the "Additional Notes" and, together with the Firm Notes, the "Convertible Notes"). The Convertible Notes are being issued pursuant to an Indenture dated as of January 16, 2004 (the "Indenture"), between the Company and The Bank of New York, as trustee (as amended or supplemented from time to time, the "Indenture").

         In order to induce the Representative, on behalf of the Initial Purchasers, to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Convertible Notes or Underlying Shares as provided herein. The execution and delivery of this Agreement is a condition to the obligation of the Initial Purchasers to purchase the Firm Notes under the Purchase Agreement. Terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

                  The parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         ADDITIONAL NOTES:  See the second introductory paragraph hereto.

         AGREEMENT:  See the first introductory paragraph hereto.

         AMOUNT OF REGISTRABLE SECURITIES: (a) With respect to Convertible Notes constituting Registrable Securities, the aggregate principal amount of all such Convertible Notes outstanding, (b) with respect to Underlying Shares constituting Registrable Securities, the aggregate number of such Underlying Shares outstanding multiplied by the Conversion Price (as defined in the Indenture relating to the Convertible Notes upon the conversion of which such Underlying Shares were issued) in effect at the time of computing the Amount of Registrable Securities or, if


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no such Convertible Notes are then outstanding, the last Conversion Price that was in effect under such Indenture when any such Convertible Notes were last outstanding, and (c) with respect to combinations thereof, the sum of (a) and
(b) for the relevant Registrable Securities.

         BUSINESS DAY: Any day that is not a Saturday, Sunday or a day on which banking institutions in New York or California are authorized or required by law to be closed.

         CLOSING DATE:  January 16, 2004.

         COMPANY: See the first introductory paragraph hereto.

         CONVERTIBLE NOTES: See the second introductory paragraph hereto.

         DAMAGES PAYMENT DATE: See Section 3(c) hereof.

         DEPOSITARY: The Depository Trust Company until a successor is appointed by the Company.

         EFFECTIVENESS DATE: The 180th day after the later of the Closing Date and the last Option Closing Date, if any.

         EFFECTIVENESS PERIOD: See Section 2(a) hereof.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         FILING DATE: The 90th day after the later of the Closing Date and the last Option Closing Date, if any.

         FIRM NOTES:  See the second introductory paragraph hereto.

         HOLDER: Any holder of Registrable Securities.

         INDEMNIFIED HOLDER: See Section 6 hereof.

         INDEMNIFIED PERSON: See Section 6 hereof.

         INDEMNIFYING PERSON: See Section 6 hereof.

         INDENTURE: See the second introductory paragraph hereto.

         INITIAL PURCHASER: See the first introductory paragraph hereto.

         INITIAL SHELF REGISTRATION: See Section 2(a) hereof.

         INSPECTORS: See Section 4(m) hereof.

         LIQUIDATED DAMAGES: See Section 3(a) hereof.



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         NOTICE AND QUESTIONNAIRE:  See Section 2(a) hereof.

         NOTICE HOLDER:  See Section 2(a) hereof.

         PERSON: An individual, partnership, corporation, limited liability company, unincorporated association, trust, joint venture or similar entity, or a governmental agency or political subdivision thereof.

         PROSPECTUS: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         PURCHASE AGREEMENT: See the second introductory paragraph hereto.

         RECORDS: See Section 4(m) hereof.

         REGISTRABLE SECURITIES: All Convertible Notes and all Underlying Shares upon original issuance thereof and at all times subsequent thereto until the earliest to occur of (i) a Registration Statement covering such Convertible Notes and Underlying Shares having been declared effective by the SEC and such Convertible Notes and Underlying Shares having been disposed of in accordance with such effective Registration Statement, (ii) such Convertible Notes and Underlying Shares having been sold in compliance with Rule 144 or being eligible for resale (except with respect to affiliates of the Company within the meaning of the Securities Act) in compliance with Rule 144(k), or (iii) such Convertible Notes and any Underlying Shares ceasing to be outstanding.

         REGISTRATION DEFAULT: See Section 3(a) hereof.

         REGISTRATION STATEMENT: Any registration statement of the Company filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         RULE 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

         RULE 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.


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         RULE 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         SEC: The Securities and Exchange Commission.

         SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         SHELF REGISTRATION: See Section 2(c) hereof.

         SHELF REGISTRATION STATEMENT: See Section 2(c) hereof.

         SUBSEQUENT SHELF REGISTRATION: Any "Shelf" Registration Statement covering all of the Registrable Securities filed pursuant to Rule 415 after the Initial Shelf Registration.

         TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

         TRUSTEE: The Trustee under the Indenture.

         UNDERLYING SHARES: See the second introductory paragraph hereto.

2.       Shelf Registration.

         (a) Shelf Registration. The Company shall use its reasonable best efforts to file with the SEC, to the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration") on or prior to the Filing Date.

         The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners set forth in such Registration Statement and in Rule 415. The Company shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).

         The Company shall use its reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep such Initial Shelf Registration continuously effective under the Securities Act until the date that is two years from the later of the Closing Date and the last Option Closing Date (as it may be shortened pursuant to clause (i), (ii) or (iii) immediately following, the "Effectiveness Period"), or such shorter period ending when (i) all the Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration,
(ii) the date on which all the Registrable Securities (x) held by Persons who are not affiliates of the Company may be resold pursuant to Rule 144(k) under the Securities Act or (y) cease to be outstanding, or (iii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act.



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         Each Holder wishing to include its Registrable Securities in the
Initial Shelf Registration Statement prior to the time it is declared effective agrees to deliver a written notice, substantially in the form of Annex A to the Final Memorandum dated January 12, 2004 used in connection with the offer of the Convertible Notes (a "Notice and Questionnaire"), to the Company not later than 15 days after the last date of original issuance of the Convertible Notes or, if later, five Business Days prior to the effective date of the Shelf Registration Statement (each Holder delivering a Notice and Questionnaire, a "Notice Holder"). From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as reasonably practicable after the date of receipt of a Notice and Questionnaire (and, in any event, within 15 Business Days), (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required under the Securities Act so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event not later than 60 Business Days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to subheading (i) of this paragraph; and
(iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to subheading (i) of this paragraph; provided that if such Notice and Questionnaire is delivered during a period pursuant to Section 3(b), the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of any period referenced in Section 3(b) of this Agreement. Any Holder who, subsequent to the date the Registration Statement is declared effective, provides a Notice and Questionnaire required by this paragraph pursuant to the provisions of this Section (whether or not such Holder has supplied the Notice and Questionnaire at the time the Shelf Registration Statement was declared effective) shall be named as a selling securityholder in the Shelf Registration Statement and related Prospectus in accordance with the requirements of this paragraph.

         No Holder of Registrable Securities may include any of its Registrable Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder furnishes to the Company a completed and executed Notice and Questionnaire. Each Holder of Registrable Securities as to which any Shelf Registration Statement is being effected agrees to furnish, in accordance with the previous paragraph, to the Company all information required to be disclosed so that the information previously furnished to the Company by such Holder is not materially misleading and does not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made and, if such Holder fails to do so, the Company shall be under no obligation to include such Holder's Registrable Securities in any Shelf Registration Statement.

         (b) Withdrawal of Stop Orders. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the


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Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Initial Shelf Registration or Subsequent Shelf Registration, as the case may be, in a manner to obtain the withdrawal of the order suspending the effectiveness thereof.

         (c) Supplements and Amendments. The Company shall promptly supplement and amend the Shelf Registration (as defined below) if required by the rules, regulations, or instructions applicable to the registration form used for such Shelf Registration or if required by the Securities Act and will use its reasonable best efforts to reflect in such supplement or amendment such comments as Holders of the majority in Amount of Registrable Securities covered by such Registration Statement or any underwriter of such Registrable Securities may reasonably propose with respect to the information included therein that relates to one or more of such Holders or underwriters. As used herein, the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration and the term "Shelf Registration Statement" means any Registration Statement filed in connection with a Shelf Registration.

3.       Liquidated Damages.

         (a) The Company and the Initial Purchasers agree that the Holders of Registrable Securities will suffer damages if the Company fails to fulfill its obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay liquidated damages on the Registrable Securities ("Liquidated Damages") under the circumstances and to the extent set forth below, each of which shall be given independent effect (each a "Registration Default"):

                  (i) if the Initial Shelf Registration is not filed with the SEC on or prior to the Filing Date, then commencing on the day after the Filing Date, Liquidated Damages shall accrue on the Registrable Securities at a rate of 0.50% per annum on the Amount of Registrable Securities;

                  (ii) if the Initial Shelf Registration or a Subsequent Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date, then commencing one day after the Effectiveness Date, Liquidated Damages shall accrue on the Registrable Securities at a rate of 0.50% per annum on the Amount of Registrable Securities;

                  (iii) if a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective or the Prospectus therein fails to be available for use at any time during the Effectiveness Period (other than as permitted under Section 3(b)), then Liquidated Damages shall accrue on the Registrable Securities at a rate of 0.50% per annum on the Amount of Registrable Securities; and

                  (iv) if the Company fails with respect to a Notice Holder to amend or supplement the Shelf Registration Statement in a timely manner in accordance with Section 2 in order to name such Notice Holder as a selling securityholder, then Liquidated Damages shall accrue on the Registrable Securities held by such Notice Holder at a rate of 0.50% per annum on the Amount of Registrable Securities held by such Notice Holder;


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provided, however, that Liquidated Damages on Registrable Securities held by any
Holder may not accrue under more than one of the foregoing clauses (i), (ii),
(iii) or (iv) at any one time; provided, further, however, that (1) upon the filing of the Shelf Registration as required hereunder (in the case of clause
(a)(i) of this Section 3), (2) upon the effectiveness of the Shelf Registration as required hereunder (in the case of clause (a)(ii) of this Section 3), (3) upon the effectiveness or availability of a Shelf Registration or Prospectus which had ceased to remain effective or available (in the case of clause
(a)(iii) of this Section 3) or (4) upon inclusion of such Notice Holder in a Shelf Registration Statement (in the case of clause (a)(iv) of this Section 3), Liquidated Damages on the Registrable Securities as a result of such clause (or the relevant subclause thereof) shall cease to accrue. It is understood and agreed that, notwithstanding any provision to the contrary, so long as any Registrable Security is then covered by an effective Shelf Registration
Statement containing a usable Prospectus, no Liquidated Damages shall accrue on such Registrable Security.

         (b) Notwithstanding paragraph (a) of this Section 3, if the Board of Directors of the Company determines that it is in the best interest of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction or development involving the Company or its subsidiaries, the Company may suspend the filing or effectiveness of a Shelf Registration or the use of any related Prospectus for up to 30 consecutive days in any 90-day period for a total of not more than 90 days in any calendar year, without paying Liquidated Damages, and, upon notice thereof to each Holder, such Holder shall suspend the use of the Shelf Registration Statement and the related Prospectus until such time as the Company shall have notified such Holder that the Shelf Registration Statement and the related Prospectus are again available for use.

         (c) So long as Convertible Notes remain outstanding, the Company shall notify the Trustee within three Business Days after each and every date on which an event occurs in respect of which Liquidated Damages is required to be paid. Any amounts of Liquidated Damages due pursuant to clause (a)(i), (a)(ii),
(a)(iii) or (a)(iv) of this Section 3 will be payable in cash semi-annually on each January 16 and July 16 (each a "Damages Payment Date"), commencing with the first such date occurring after any such Liquidated Damages commences to accrue, to Holders to whom regular interest is payable on such Damages Payment Date with respect to Convertible Notes that are Registrable Securities and to Persons that are registered Holders 15 days prior to such Damages Payment Date with respect to Underlying Shares that are Registrable Securities. The amount of Liquidated Damages for Registrable Securities will be determined by multiplying the applicable rate of Liquidated Damages by the Amount of Registrable Securities outstanding on the Damages Payment Date following such Registration Default in the case of the first such payment of Liquidated Damages with respect to a Registration Default (and thereafter at the next succeeding Damages Payment Date until the cure of such Registration Default), multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360. No Liquidated Damages shall accrue with respect to securities that are not Registrable Securities.

4. Registration Procedures.In connection with the filing of any Registration Statement pursuant to Section 2 hereof, the Company shall effect such registrations to permit the sale of the


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securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

         (a) Use its reasonable best efforts to prepare and file with the SEC on or prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 hereof, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement and their counsel if requested by the Holders and the managing underwriters, if any, upon their request, a reasonable opportunity to review copies of all such documents proposed to be filed, other than documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are deemed incorporated by reference in such Registration Statement or Prospectus (in each case, where possible, at least three Business Days prior to such filing, or such later date as is reasonable under the circumstances). The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in Amount of Registrable Securities covered by such Registration Statement shall reasonably object on a timely basis.

         (b) Use its reasonable best efforts to prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented. Subject to
Section 3(b), the Company shall be deemed not to have used its reasonable best efforts to keep a Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required by applicable law or unless the Company complies with this Agreement, including without limitation the provisions of Section 4(k) hereof.

         (c) Use its reasonable best efforts to notify the selling Holders of Registrable Securities, their counsel and the managing underwriters, if any, promptly (but in any event within five Business Days) (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon written request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) of the happening of any event, the existence of any condition or any information becoming known



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that makes any statement made in such Registration Statement or related
Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any material changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in each case, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

         (d) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

         (e) If requested by the managing underwriter or underwriters (if any) or the Holders of the majority in Amount of Registrable Securities being sold in connection with an underwritten offering, (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any) or such Holders reasonably determine is necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement, provided, however, that the Company shall not be required to take any action pursuant to this Section 4(e) that would, in the good faith judgment of the Company, violate applicable law.

         (f) Use its reasonable best efforts to furnish to each selling Holder of Registrable Securities and a single counsel to all such Holders (chosen in accordance with Section 5(b)) and each managing underwriter, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and, if requested, each post-effective amendment thereto, including financial statements and schedules, and all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

         (g) Use its reasonable best efforts to furnish to each selling Holder of Registrable Securities and a single counsel to all such Holders (chosen in accordance with Section 5(b)) and the underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request in writing; and, subject to the last paragraph of this Section 4, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto in the manner contemplated by such Prospectus.

         (h) Prior to any public offering of Registrable Securities, to use its reasonable best efforts to register or qualify, to the extent required by applicable law, and to cooperate with

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the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Securities or offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, or the managing underwriter or underwriters, if any, reasonably requests in writing; and use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified,
(B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

         (i) Cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with Depositary; and enable such shares of Registrable Securities to be in such denominations subject to applicable requirements contained in the Indenture and registered in such names as the Holders may reasonably request.

         (j) Use its reasonable best efforts to cause the Registrable Securities covered by any Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

         (k) Upon the occurrence of any event contemplated by paragraph 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, subject to Section 3(b), to use its reasonable best efforts to prepare and (subject to Section 4(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document, so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (l) In connection with any underwritten offering of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement on customary terms and conditions for underwritten offerings of securities similar to the Registrable Securities and take all such other actions as are reasonably requested by the managing underwriter in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of securities similar to the Registrable Securities and confirm the same in writing if and when requested;
(ii) upon the request of the managing underwriter, use all reasonable efforts to obtain the written opinion of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of securities similar to the Registrable Securities and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) upon the request of the managing underwriter, use all reasonable efforts to obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financia1 statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of securities similar to the Registrable Securities and such other matters as are reasonably requested by the managing underwriter or underwriters as permitted by the Statement on Auditing Standards No. 72, provided that each such Holder and underwriter makes such reasonable representations as may be customarily required for such independent certified public accountants in similar transactions to deliver such letters; and (iv) if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable to the sellers and underwriters, if any, than those set forth in Section 7 hereof (or such other provisions and procedures reasonably acceptable to Holders of a majority in Amount of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents, if any) with respect to all parties to be indemnified pursuant to said Section. The above shall be done as and to the extent required by such underwriting agreement.

         (m) Use its reasonable best efforts to make available for inspection by any selling Holder of Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder, or underwriter (collectively, the "Inspectors"), upon written request, at the offices where normally kept, during reasonable business hours without interfering in the orderly business of the Company at such time or times as shall be mutually convenient for the Company and the Inspectors as a group, all pertinent financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable the Inspectors to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information that has been reasonably requested by any such Inspector in connection with such due diligence responsibilities; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of such Holders by one firm of counsel, which firm shall be Winston & Strawn LLP until another firm shall be designated pursuant to Section 5(b). Any such access granted to the Inspectors under this Section 4(m) shall be subject to the prior receipt by the Company of written undertakings, in form and substance reasonably satisfactory to the Company and its counsel, to preserve the confidentiality of any Records deemed by the Company to be confidential. Records that the Company determines, in good faith, to be confidential and any Records that it notifies the Inspectors are confidential shall not be disclosed by any Inspector unless (i) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (ii) after giving reasonable prior notice to the Company, disclosure of such information is, in the opinion of counsel for any Inspector, necessary in connection with any action, claim, suit or proceeding, directly involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or any transactions contemplated hereby or arising hereunder or (iii) the information in such Records has been made generally available to the public other than through the acts of such Inspector or an "affiliate" (as defined in Rule 405) of any Inspector; provided, however, that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clauses
(i) or (ii) of this sentence to permit the Company to undertake appropriate action to prevent the disclosure of such Records (or waive the provisions of this paragraph (m)). Each selling Holder of such Registrable Securities will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company, unless and until such information in such Records has been made generally available to the public other than as the result of a breach of this Agreement. Each Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such actions are otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector, unless and until such information in such Records has been made generally available to the public other than as a result of a breach of this Agreement.

         (n) Provide (i) the Holders of the Registrable Securities to be included in such Registration Statement and not more than one counsel for all the Holders of such Registrable Securities chosen in accordance with Section 5(b), (ii) the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, thereof, (iii) the sales or placement agent, if any, thereof, and (iv) one counsel for such underwriters or agents, reasonable opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment or supplement thereto.

         (o) Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year)
(i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

         (p) Use its reasonable best efforts to cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the

"NASD"), including, if the Conduct Rules of the NASD or any successor thereto as amended from time to time so require, engaging, at the underwriters' (or Holders') expense, a "qualified independent underwriter" ("QIU") as contemplated therein and making Records available to such QIU as though it were a participating underwriter for the purposes of Section 4(m) and otherwise applying the provisions of this Agreement to such QIU (including indemnification) as though it were a participating underwriter.

         (q) Cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the Trustee and the Holders of the Registrable Securities to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

         (r) Use its reasonable best efforts to take all other steps reasonably necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

         The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company the Notice and Questionnaire attached to the Final Memorandum dated January 12, 2004 used in connection with the offer of the Convertible Notes and such other information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request to the extent necessary or advisable to comply with the Securities Act. The Company may exclude from such registration for the Registrable Securities any Seller who unreasonably fails to furnish such information within a reasonable time after receiving such request and, in such event, shall have no further obligation under this Agreement (including, without limitation, under Section 3 hereof) with respect to such Seller or any subsequent Holder of Registrable Securities. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such seller is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

         Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, or upon the suspension of the availability of the Registration Statement or any Prospectus pursuant to Section 3(b), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed and has received copies of any amendments or supplements thereto.

5.       Registration Expenses.

         (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with any underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 4(h) hereof), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with Depositary and of printing Prospectuses if the printing of prospectuses is reasonably requested by the managing underwriter or underwriters, if any, or Holders of a majority in Amount of Registrable Securities included in any Registration Statement, (iii) fees and disbursements of counsel for the Company and reasonable fees and disbursements of one special counsel for the sellers of Registrable Securities (subject to the provisions of Section 5(b) hereof), (iv) fees and disbursements of all independent certified public accountants referred to in Section 4(l)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (v) Securities Act liability insurance, if the Company desires such insurance, (vi) fees and expenses of all other Persons retained by the Company, (vii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties),
(viii) the expense of any annual audit, (ix) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (x) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements and any other documents necessary in order to comply with this Agreement. Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and brokerage commissions with respect to any Registrable Securities sold by it, the fees of counsel retained by or on behalf of the underwriters and transfer taxes, if any, related to the sale or disposition of such Holder's securities.

         (b) The Company shall reimburse the Holders of the Registrable Securities being registered in a Shelf Registration for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in Amount of Registrable Securities to be included in such Registration Statement, which counsel shall be Winston & Strawn LLP until another firm shall be designated pursuant to this Section 5(b).

6. Indemnification. The Company agrees to indemnify and hold harmless (i) each Initial Purchaser, (ii) each Holder, (iii) each Person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing or their respective affiliates (any of the Persons referred to in this clause (iii) being hereinafter referred to as a "controlling person"), and (iv) the respective officers and directors of the Initial Purchasers, the Holders (including predecessor Holders) or their respective affiliates or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an "Indemnified Holder"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, reasonable legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which the offering of such Registrable Securities is registered (or any amendment thereto) or any related Prospectus or any amendment or supplement thereto or any related preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Holder furnished to the Company in writing by or on behalf of such Holder expressly for use in therein; provided, however, that the Company shall not be liable to any Indemnified Holder under the indemnity agreement of this paragraph with respect to any preliminary Prospectus to the extent that any such loss, claim, damage, liability, judgment or expense of such Indemnified Holder results from the fact that such Indemnified Holder sold Registrable Securities under a Registration Statement to a Person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or of the preliminary Prospectus as then amended or supplemented if the Company shall have furnished such Indemnified Holder with such amendment or supplement thereto on a timely basis), and the loss, claim, damage, liability or expense of such Indemnified Holder results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was corrected in the Prospectus (or in the preliminary Prospectus as then amended or supplemented if the Company shall have furnished such Indemnified Holder with such amendment or supplement thereto, as the case may be, on a timely basis).

                  Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers and each Person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Holder, but only (i) with reference to information relating to a Holder furnished to the Company in writing by or on behalf of such Holder expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto or any related preliminary Prospectus or (ii) with respect to any untrue statement or representation made by such Holder in writing to the Company.

                  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person or Persons against whom such indemnity may be sought (each an "Indemnifying Person") in writing of the commencement thereof. However, the failure so to notify the Indemnifying Person (i) will not relieve it from liability hereunder unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the Indemnifying Person of substantial rights and defenses and (ii) will not, in any event, relieve the Indemnifying Person from any obligations to any Indemnified Person other than the indemnification obligation provided hereunder. The Indemnifying Person shall be entitled to participate in such action and, to the extent that it shall wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person (in which case the Indemnifying Person shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person or Persons except as set forth below).

Notwithstanding the Indemnifying Person's election to assume the defense and employ counsel in an action, an Indemnified Person shall have the right to employ separate counsel (including local counsel) and the Indemnifying Person shall bear the reasonable fees, costs and expenses of such separate counsel if
(i) the use of counsel chosen by the Indemnifying Person to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Indemnifying Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Persons which are different from or additional to those available to the Indemnifying Person, (iii) the Indemnifying Person shall have failed to assume the defense and employ counsel reasonably satisfactory to the Indemnified Person within a reasonable time after notice of the institution of such action or (iv) the Indemnifying Person shall authorize the Indemnified Person to employ separate counsel at the expense of the Indemnifying Person. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, such Indemnifying Person agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

                  If the indemnification provided for in the first and second paragraphs of this Section 6 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other hand pursuant to the Purchase Agreement or from the offering of Convertible Notes or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Indemnified Holder on the other shall be deemed to be in the same proportion as the total net proceeds from the initial offering and sale of Convertible Notes (before deducting expenses) received by the Company bear to the total net proceeds received by such Indemnified Holder from sales of Registrable Securities giving rise to such obligations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  Each of the Company and the Initial Purchasers agrees that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, in no event shall any Holder be required to contribute any amount in excess of the amount by which proceeds received by such Holder from the sale of the Registrable Securities pursuant to a Shelf Registration Statement exceeds the amount of damages which such Holder would have otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

                  The indemnity and contribution agreements contained in this
Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder or by or on behalf of the Company, its officers or directors or any other Person controlling any of the Company and (iii) acceptance of and payment for any of the Registrable Securities.

7. Rules 144 and 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, for so long as any Registrable Securities remain outstanding, if at any time the Company is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company further covenants that, for so long as any Registrable Securities remain outstanding, it will use its reasonable best efforts to take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

8.       Underwritten Registrations.

         If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of the majority in Amount of

Registrable Securities to be included in such offering and be reasonably acceptable to the Company.

         No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.       Miscellaneous.

         (a) No Inconsistent Agreements. The Company has not, as of the date hereof, and the Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements. The Company has not entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggy-back registration rights with respect to a Registration Statement.

         (b) Adjustments Affecting Registrable Securities. Except in compliance with Section 9(c), the Company shall not knowingly, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a Shelf Registration undertaken pursuant to this Agreement.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and the Holders of not less than a majority in Amount of Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in Amount of Registrable Securities being sold by such Holders pursuant to such Registration Statement. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 9(c), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder. Each Holder may waive compliance with respect to any obligation of the Company under this Agreement as it may apply or be enforced by such particular Holder.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

                  (1) if to a Holder of the Registrable Securities, at the most current address of such Holder set forth on the records of the security registrar under the Indenture, in the case of Holders of Convertible Notes, and in the stock ledger of the Company, in the case of Holders of common stock of the Company.

                  (2) if to the Initial Purchasers:

                                    Deutsche Bank Securities Inc.
                                    60 Wall Street
                                    New York, New York 10005
                                    Facsimile No.: 212-797-4564
                                    Attention:  General Counsel

         with copies to:

                                    Winston & Strawn LLP
                                    200 Park Avenue
                                    New York, New York 10166
                                    Facsimile No.:  (212) 294-4700
                                    Attention:  Robert W. Ericson, Esq.

                  (3) if to the Company, at the addresses as follows:

                                    GenCorp Inc.
                                    P.O. Box 537012
                                    Sacramento, California 95853-7012
                                    Attention:  Terry L. Hall
                                    Facsimile No.: 916-351-8668

         with copies to:

                                    Jones Day
                                    North Point
                                    901 Lakeside Avenue
                                    Cleveland, Ohio 44114
                                    Attention:  Christopher Kelly
                                    Facsimile:  216-579-0212

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when the addressor receives facsimile confirmation, if sent by facsimile.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and except to the extent such successor or assign holds Registrable Securities.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.



         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS SITTING IN MANHATTAN, NEW YORK CITY, THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (j) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage in Amount of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (k) Third-Party Beneficiaries. Holders of Registrable Securities are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

         (l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.


                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                     GENCORP INC.



                                     By:      /s/ YASMIN R. SEYAL
                                               --------------------------------
                                               Name:   Yasmin R. Seyal
                                               Title:  Senior Vice President and
                                                       Chief Financial Officer




                                     DEUTSCHE BANK SECURITIES INC.
                                     WACHOVIA CAPITAL MARKETS, LLC
                                     SCOTIA CAPITAL (USA) INC.
                                     BNY CAPITAL MARKETS, INC.
                                     NATCITY INVESTMENTS, INC.
                                     WELLS FARGO SECURITIES, LLC


                                     By: Deutsche Bank Securities Inc.



                                     By:      /s/ JEFFREY A. BAKER
                                              ---------------------------------
                                              Name:   Jeffrey A. Baker
                                              Title:  Managing Director


                                     By:      /s/ JOHN ZACAMY
                                              ---------------------------------
                                              Name:   John Zacamy
                                              Title:  Managing Director





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